Exhibit 99.1

Contact: Investor Relations (408) 523-2161
INTUITIVE ANNOUNCES SECOND QUARTER EARNINGS
SUNNYVALE, CALIF. July 18, 2019 - Intuitive (the “Company”) (Nasdaq: ISRG), a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery, today announced financial results for the quarter ended June 30, 2019.
Q2 Highlights

•	Worldwide da Vinci procedures grew approximately 17% compared with the second quarter of 2018, driven primarily by growth in U.S. general surgery procedures and worldwide urologic procedures.

•	The Company shipped 273 da Vinci Surgical Systems, an increase of 24% compared with 220 in the second quarter of 2018.

•	The Company grew its installed base to 5,270 systems as of June 30, 2019, an increase of 13% compared with 4,666 as of the end of the second quarter of 2018.

•	Second quarter 2019 revenue of $1,099 million grew approximately 21% compared with $909 million for the second quarter of 2018.

•	Second quarter 2019 GAAP net income was $318 million, or $2.67 per diluted share, compared with $255 million, or $2.15 per diluted share, for the second quarter of 2018.

•	Second quarter 2019 non-GAAP* net income was $388 million, or $3.25 per diluted share, compared with $327 million, or $2.76 per diluted share, for the second quarter of 2018.
Q2 Financial Summary
Gross profit, income from operations, net income, net income per diluted share, and diluted shares are reported on a GAAP and non-GAAP* basis. The non-GAAP* measures are described below and are reconciled to the corresponding GAAP measures at the end of this release.
Second quarter 2019 revenue was $1,099 million, an increase of approximately 21% compared with $909 million in the second quarter of 2018. Higher second quarter revenue was driven by increased procedures and systems placements.
Second quarter 2019 instrument and accessory revenue increased by approximately 22% to $579 million, compared with $476 million for the second quarter of 2018, primarily driven by approximately 17% growth in da Vinci procedure volume.
Second quarter 2019 systems revenue increased by approximately 24% to $344 million, compared with $277 million for the second quarter of 2018. The Company shipped 273 da Vinci Surgical Systems in the second quarter of 2019, compared with 220 in the second quarter of 2018. The second quarter 2019 system shipments included 88 systems shipped under operating lease and usage-based arrangements, compared with 44 during the second quarter of 2018.
Second quarter 2019 GAAP income from operations increased to $359 million, compared with $277 million in the second quarter of 2018. Second quarter 2018 GAAP income from operations included pre-tax litigation charge of $43 million. Second quarter 2019 non-GAAP* income from operations increased to $455 million, compared with $389 million in the second quarter of 2018.
Second quarter 2019 GAAP net income was $318 million, or $2.67 per diluted share, compared with $255 million, or $2.15 per diluted share, for the second quarter of 2018. Second quarter 2019 GAAP net income included excess tax benefits of $11 million, or $0.09 per share, compared with $22 million, or $0.18 per share, for the second quarter of 2018.
Second quarter 2019 non-GAAP* net income was $388 million, or $3.25 per diluted share, compared with $327 million, or $2.76 per diluted share, for the second quarter of 2018.

The Company ended the second quarter of 2019 with $5.1 billion in cash, cash equivalents, and investments, an increase of $84 million during the quarter, primarily driven by cash generated from operations partly offset by cash used in the repurchase of approximately 0.4 million shares of the Company’s common stock in the open market for $200 million.
“Intuitive’s performance in our second quarter was solid. Our teams remain focused on helping our customers improve outcomes and lower the total cost to treat per patient episode for their patient populations. By integrating human understanding, smart systems, imaging, instruments, and actionable insights, we aim to build solutions that help advance surgical care,” said Intuitive CEO Gary Guthart.
Additional supplemental financial and procedure information has been posted to the Investor Relations section of the Intuitive website at: https://isrg.gcs-web.com/.
Webcast and Conference Call Information
Intuitive will hold a teleconference at 1:30 p.m. PDT today to discuss the second quarter 2019 financial results. The call is being webcast by Nasdaq OMX and can be accessed at Intuitive’s website at www.intuitive.com or by dialing (800) 230-1093 or (612) 332-0107.
About Intuitive
Intuitive (Nasdaq: ISRG), headquartered in Sunnyvale, California, is a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery. At Intuitive, we believe that minimally invasive care is life-enhancing care. Through ingenuity and intelligent technology, we expand the potential of physicians to heal without constraints.
Intuitive brings more than two decades of leadership in robotic-assisted surgical technology and solutions to its offerings, and develops, manufactures and markets the da Vinci® surgical system and the Ion™ endoluminal system.
Da Vinci®, da Vinci SP®, and IonTM are trademarks or registered trademarks of Intuitive Surgical, Inc.
For more information, please visit the Company’s website at www.intuitive.com.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the Company’s aim to build solutions that help advance surgical care. These forward-looking statements are necessarily estimates reflecting the best judgment of the Company’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including, but not limited to, the following: the timing and success of product development and market acceptance of developed products, including, but not limited to, Intuitive’s Ion endoluminal system, da Vinci SP surgical system, and 3rd generation stapling platform; the impact of global and regional economic and credit market conditions on healthcare spending; competition in the medical device industry and in the specific markets of surgery in which the Company operates; risks associated with our operations outside of the United States; product liability and other litigation claims; adverse publicity regarding the Company and the safety of the Company’s products and adequacy of training; unanticipated manufacturing disruptions or the inability to meet demand for products; the results of legal proceedings to which the Company is or may become a party; the Company’s reliance on sole and single source suppliers; the results of any collaborations, in-licensing arrangements, joint ventures, strategic alliances, or partnerships, including the joint venture with Shanghai Fosun Pharmaceutical (Group) Co., Ltd.; healthcare reform legislation in the United States and its impact on hospital spending, reimbursement, and fees levied on certain medical device revenues; changes in hospital admissions and actions by payers to limit or manage surgical procedures; procedure counts; regulatory approvals, clearances and restrictions or any dispute that may occur with any regulatory body; guidelines and recommendations in the healthcare and patient communities; intellectual property positions and litigation; the Company’s ability to expand into foreign markets; the impact of changes to tax legislation, guidance, and interpretations; changes in tariffs, trade barriers, and regulatory requirements; and other risk factors identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as updated by the Company’s other filings with the Securities and Exchange Commission. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted,” and similar words and expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.

*About Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share (“EPS”), and non-GAAP diluted shares. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and liquidity by excluding items such as intangible asset charges, share-based compensation (“SBC”) expenses, and other special items. Intangible asset charges consist of non-cash charges, such as the amortization of intangible assets, as well as in-process R&D charges. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to its historical performance and liquidity. The Company believes these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by institutional investors and the analyst community to help them analyze the performance of the Company’s business.
Non-GAAP gross profit. The Company defines non-GAAP gross profit as gross profit excluding intangible asset charges, expenses related to SBC, and litigation charges and recoveries.
Non-GAAP income from operations. The Company defines non-GAAP income from operations as income from operations excluding intangible asset charges, certain acquisition related items for the re-measurement of contingent considerations, expenses related to SBC, and litigation charges and recoveries.
Non-GAAP net income and EPS. The Company defines non-GAAP net income as net income (loss) excluding intangible asset charges; expenses related to SBC; litigation charges and recoveries; non-cash impairment charges and recoveries; certain acquisition related items for the re-measurement of contingent considerations; adjustments attributable to noncontrolling interest in joint venture, net of the related tax effects; and tax adjustments including the excess tax benefits or deficiencies associated with SBC arrangements, the one-time impact of the enactment of the 2017 Tax Act, and the net tax effects related to intra-entity transfers of non-inventory assets. The Company excludes the one-time impact of the enactment of the 2017 Tax Act because it is discrete in nature, and excludes the excess tax benefits or deficiencies associated with SBC arrangements as well as the tax effects associated with non-cash amortization of deferred tax assets related to intra-entity non-inventory transfers because the Company does not believe these items correlate with the on-going results of its core operations. The tax effects of the non-GAAP items are determined by applying a calculated non-GAAP effective tax rate, which is commonly referred to as the with-and-without method. Without excluding these tax effects, investors would only see the gross effect that these non-GAAP adjustments had on the Company’s operating results. The Company’s calculated non-GAAP effective tax rate is generally higher than its GAAP effective tax rate. The Company defines non-GAAP EPS as non-GAAP net income divided by non-GAAP diluted shares which are calculated as GAAP weighted average outstanding shares plus dilutive potential shares outstanding during the period.
There are a number of limitations related to the use of non-GAAP measures versus measures calculated in accordance with GAAP. Non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, and non-GAAP EPS exclude items such as intangible asset charges, re-measurement of contingent considerations, SBC, excess tax benefits or deficiencies associated with SBC arrangements, and non-cash amortization of deferred tax assets related to intra-entity transfer of non-inventory assets, which are primarily recurring items. SBC has been and will continue to be for the foreseeable future a significant recurring expense in the Company’s business. In addition, the components of the costs that the Company excludes in its calculation of non-GAAP net income and non-GAAP EPS may differ from the components that its peer companies exclude when they report their results of operations. Management addresses these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP EPS and evaluating non-GAAP net income and non-GAAP EPS together with net income (loss) and net income (loss) per share calculated in accordance with GAAP.

INTUITIVE SURGICAL, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three months ended
	June 30, 2019	March 31, 2019	June 30, 2018
Revenue:
Instruments and accessories	$578.5	$552.3	$476.1
Systems	343.8	247.5	277.4
Services	176.6	173.9	155.8
Total revenue	1,098.9	973.7	909.3
Cost of revenue:
Product	283.4	246.4	228.1
Service	56.5	57.7	48.9
Total cost of revenue	339.9	304.1	277.0
Gross profit	759.0	669.6	632.3
Operating expenses:
Selling, general and administrative (1)	279.2	273.4	259.8
Research and development	120.8	144.0	95.1
Total operating expenses	400.0	417.4	354.9
Income from operations (2)	359.0	252.2	277.4
Interest and other income, net	32.8	27.5	18.2
Income before taxes	391.8	279.7	295.6
Income tax expense (benefit) (3)	75.4	(24.3)	41.0
Net income	316.4	304.0	254.6
Less: net loss attributable to noncontrolling interest in joint venture	(1.9)	(2.5)	(0.7)
Net income attributable to Intuitive Surgical, Inc.	$318.3	$306.5	$255.3
Net income per share attributable to Intuitive Surgical, Inc.:
Basic	$2.76	$2.67	$2.25
Diluted (4)	$2.67	$2.56	$2.15
Weighted average shares outstanding:
Basic	115.4	115.0	113.5
Diluted	119.3	119.6	118.5

(1) Selling, general and administrative includes the effect of the following item:
Litigation charges	$—	$—	$42.5
(2) Income from operations includes the effect of the following item:
Intangible asset charges	$10.6	$30.2	$5.6
(3) Income tax expense includes the effect of the following item:
Excess tax benefits related to share-based compensation arrangements	$(11.3)	$(72.7)	$(21.6)
(4) Diluted net income per share includes the effect of the following items:
Litigation charges, net of tax	$—	$—	$(0.27)
Intangible asset charges, net of tax	$(0.08)	$(0.21)	$(0.04)
Excess tax benefits related to share-based compensation arrangements	$0.09	$0.61	$0.18

INTUITIVE SURGICAL, INC.
UNAUDITED SIX MONTHS ENDED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Six months ended
	June 30,
	2019	2018
Revenue:
Instruments and accessories	$1,130.8	$936.4
Systems	591.3	511.9
Services	350.5	308.5
Total revenue	2,072.6	1,756.8
Cost of revenue:
Product	529.8	429.6
Service	114.2	101.1
Total cost of revenue	644.0	530.7
Gross profit	1,428.6	1,226.1
Operating expenses:
Selling, general and administrative (1)	552.6	481.4
Research and development	264.8	190.6
Total operating expenses	817.4	672.0
Income from operations (2)	611.2	554.1
Interest and other income, net	60.3	31.4
Income before taxes	671.5	585.5
Income tax expense (3)	51.1	43.6
Net income	620.4	541.9
Less: net loss attributable to noncontrolling interest in joint venture	(4.4)	(1.0)
Net income attributable to Intuitive Surgical, Inc.	$624.8	$542.9
Net income per share attributable to Intuitive Surgical, Inc.:
Basic	$5.42	$4.80
Diluted (4)	$5.23	$4.59
Weighted average shares outstanding:
Basic	115.2	113.2
Diluted	119.4	118.3

(1) Selling, general and administrative includes the effect of the following item:
Litigation charges	$—	$47.0
(2) Income from operations includes the effect of the following item:
Intangible asset charges	$40.8	$13.2
(3) Income tax expense includes the effect of the following item:
Excess tax benefits related to share-based compensation arrangements	$(84.0)	$(76.3)
(4) Diluted net income per share includes the effect of the following items:
Litigation charges, net of tax	$—	$(0.30)
Intangible asset charges, net of tax	$(0.30)	$(0.09)
Excess tax benefits related to share-based compensation arrangements	$0.70	$0.64

INTUITIVE SURGICAL, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN MILLIONS)

	June 30, 2019	December 31, 2018
Cash, cash equivalents, and investments	$5,148.2	$4,834.4
Accounts receivable, net	633.4	682.3
Inventory	512.8	409.0
Property, plant, and equipment, net	1,032.4	812.0
Goodwill	244.9	240.6
Deferred tax assets	369.1	428.6
Other assets	590.8	439.8
Total assets	$8,531.6	$7,846.7

Accounts payable and other accrued liabilities	$913.5	$831.9
Deferred revenue	338.5	327.3
Total liabilities	1,252.0	1,159.2
Stockholders’ equity	7,279.6	6,687.5
Total liabilities and stockholders’ equity	$8,531.6	$7,846.7

INTUITIVE SURGICAL, INC.
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three months ended			Six months ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
GAAP gross profit	$759.0	$669.6	$632.3	$1,428.6	$1,226.1
Share-based compensation expense	16.0	15.1	12.8	31.1	24.7
Intangible asset charges	8.7	8.2	1.3	16.9	2.3
Non-GAAP gross profit	$783.7	$692.9	$646.4	$1,476.6	$1,253.1

GAAP income from operations	$359.0	$252.2	$277.4	$611.2	$554.1
Share-based compensation expense	81.6	76.1	63.2	157.7	120.7
Intangible asset charges	10.6	30.2	5.6	40.8	13.2
Litigation charges	—	—	42.5	—	47.0
Acquisition related items	4.1	3.0	—	7.1	—
Non-GAAP income from operations	$455.3	$361.5	$388.7	$816.8	$735.0

GAAP net income attributable to Intuitive Surgical, Inc.	$318.3	$306.5	$255.3	$624.8	$542.9
Share-based compensation expense	81.6	76.1	63.2	157.7	120.7
Intangible asset charges	10.6	30.2	5.6	40.8	13.2
Litigation charges	—	—	42.5	—	47.0
Impairment charges (recoveries)	(0.8)	1.5	—	0.7	—
Acquisition related items	4.1	3.0	—	7.1	—
Tax adjustments (1)	(22.1)	(101.5)	(39.2)	(123.6)	(108.9)
Adjustments attributable to noncontrolling interest in joint venture	(4.2)	(3.8)	—	(8.0)	—
Non-GAAP net income attributable to Intuitive Surgical, Inc.	$387.5	$312.0	$327.4	$699.5	$614.9

GAAP net income per share attributable to Intuitive Surgical, Inc. - diluted	$2.67	$2.56	$2.15	$5.23	$4.59
Share-based compensation expense	0.68	0.64	0.53	1.32	1.02
Intangible asset charges	0.09	0.25	0.05	0.34	0.11
Litigation charges	—	—	0.36	—	0.40
Impairment charges (recoveries)	—	0.01	—	0.01	—
Acquisition related items	0.03	0.03	—	0.06	—
Tax adjustments (1)	(0.18)	(0.85)	(0.33)	(1.03)	(0.92)
Adjustments attributable to noncontrolling interest in joint venture	(0.04)	(0.03)	—	(0.07)	—
Non-GAAP net income per share attributable to Intuitive Surgical, Inc. - diluted	$3.25	$2.61	$2.76	$5.86	$5.20

(1) For the three months ended June 30, 2019, tax adjustments included: (a) excess tax benefits associated with share-based compensation arrangements of $(11.3) million, or $(0.09) per diluted share; (b) tax impact related to intra-entity transfers of non-inventory assets of $10.2 million, or $0.09 per diluted share; and (c) other tax adjustments effects determined by applying a calculated non-GAAP effective tax rate of $(21.0) million, or $(0.18) per diluted share.

For the six months ended June 30, 2019, tax adjustments included: (a) excess tax benefits associated with share-based compensation arrangements of $(84.0) million, or $(0.70) per diluted share; (b) tax impact related to intra-entity transfers of non-inventory assets of $20.4 million, or $0.17 per diluted share; and (c) other tax adjustments effects determined by applying a calculated non-GAAP effective tax rate of $(60.0) million, or $(0.50) per diluted share.